UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2023

ADDUS HOMECARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34504	20-5340172
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6303 Cowboys Way, Suite 600 Frisco, Texas	75034
(Address of principal executive offices)	(Zip Code)

(469) 535-8200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ADUS	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2023, the Board of Directors (the “Board”) of Addus HomeCare Corporation (the “Company”) appointed Heather Dixon to the Board as a Class II director. Ms. Dixon was also appointed to serve as a member of the Audit Committee of the Board. There were no arrangements or understandings between Ms. Dixon and any other persons pursuant to which she was selected as a director. In addition, Ms. Dixon is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As an independent director, Ms. Dixon will receive compensation in the same manner as the Company’s other independent directors. A summary of the compensation payable to the Company’s independent directors was included in the Company’s Form 10-K filed with the SEC on February 28, 2023. In addition, Ms. Dixon was granted a number of restricted shares of the Company’s common stock valued at $37,000, based on the Company’s closing stock price on March 1, 2023.

In connection with Ms. Dixon’s appointment to the Board, the Company entered into an Indemnification Agreement with Ms. Dixon (the “Indemnification Agreement”) in the form disclosed in the Company’s public filings and previously approved by the Board, as referenced below. Pursuant to the terms of the Indemnification Agreement, the Company will be required to indemnify and advance expenses to Ms. Dixon to the maximum extent permitted by applicable law, except as otherwise provided in the Indemnification Agreement, if she is threatened to be made a party to a proceeding by reason of her status as a director of the Company. The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, a copy of which was filed as Exhibit 50 to the Company’s Form 10-K filed with the SEC on February 25, 2022 and incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On March 1, 2023, the Company issued a press release announcing the appointment of Ms. Dixon to the Board. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release of Addus HomeCare Corporation dated March 1, 2023.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDUS HOMECARE CORPORATION

Date: March 1, 2023	By:	/s/ Brian Poff
Brian Poff
Chief Financial Officer